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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                 SCHEDULE 14D-9
                     SOLICITATION/RECOMMENDATION STATEMENT
                      PURSUANT TO SECTION 14(D)(4) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                               ARMOR ALL PRODUCTS
                                  CORPORATION
                           (Name of Subject Company)

                               ARMOR ALL PRODUCTS
                                  CORPORATION
                      (Name of Person(s) Filing Statement)

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                         (Title of Class of Securities)

                                  042256 10 7
                     (CUSIP Number of Class of Securities)

                                KENNETH M. EVANS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   6 LIBERTY
                       ALISO VIEJO, CALIFORNIA 92656-3829

      (Name, address and telephone number of person authorized to receive notice and communications on behalf of the person(s) filing statement).

                                WITH A COPY TO:

                              KENTON J. KING, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                            FOUR EMBARCADERO CENTER
                        SAN FRANCISCO, CALIFORNIA 94111
                                  415-984-6400

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